Exhibit 10.26
GENERAL ELECTRIC CAPITAL CORPORATION
GUARANTY, PLEDGE AND SECURITY AGREEMENT
among
PEPLIN, INC.,
PEPLIN OPERATIONS USA, INC.
and
Each Other Guarantor
From Time to Time Party Hereto
and
GENERAL ELECTRIC CAPITAL CORPORATION,
as agent for Lenders
Dated as of December 28, 2007

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TABLE OF CONTENTS
(continued)

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ANNEX

Annex 1	Form of Joinder Agreement

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          GUARANTY, PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of December 28, 2007, by PEPLIN, INC. (“Peplin”), PEPLIN OPERATIONS USA, INC. (“Peplin Operations”) and each of the other entities listed on the signature pages hereto or that becomes a party hereto pursuant to Section 5.5 (collectively, the “Guarantors”), in favor of General Electric Capital Corporation (“GECC”), in its capacity as agent for Lenders (defined below) (together with its successors and permitted assigns, the “Agent”).
W I T N E S S E T H:
          WHEREAS, pursuant to that certain Loan Agreement, dated as of December 28, 2007, among Agent, GECC, in its capacity as security trustee for the Lenders (“Security Trustee”), the financial institutions who are listed in Part 2 of Schedule A thereto or hereafter become parties thereto as lenders (collectively, the “Lenders”), Peplin Limited, a corporation registered in Queensland, Australia (“Borrower”), Peplin and the other entities listed in Part 1 of Schedule A thereto and the other entities or persons, if any, who hereafter become parties thereto as guarantors (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition are used as defined in the Loan Agreement), the Lenders have agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
          WHEREAS, the Borrower is a direct wholly-owned subsidiary of Peplin and, as of the Closing Date, Peplin Operations is a direct wholly-owned subsidiary of the Borrower;
          WHEREAS, Peplin Operations provides management services to the Borrower and certain of its Affiliates for operations within the United States of America;
          WHEREAS, each Guarantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Loan Agreement to the Borrower; and
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make extensions of credit to the Borrower under the Loan Agreement that the Guarantors shall have executed and delivered this Agreement to the Agent, for the benefit of itself, the Lenders and the Security Trustee (collectively, the “Finance Parties”);
          NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make extensions of credit to the Borrower under the Loan Agreement, each Guarantor hereby agrees with the Agent as follows:
ARTICLE I
GUARANTY
          Section 1.1 Guaranty. Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Debt Document, of the Term Loan and all other Obligations of the Borrower whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

          Section 1.2 Limitation of Guaranty. Any term or provision of this Agreement or any other Debt Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor that is a Subsidiary of the Borrower (any “Subsidiary Guarantor”) shall be liable hereunder shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Agreement or any other Debt Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable laws relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11, United States Code or any applicable provisions of comparable laws) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Agreement for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 1.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under this Agreement.
          Section 1.3 Contribution. To the extent that any Subsidiary Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the economic benefit actually received by such Subsidiary Guarantor from the Term Loans and other Obligations and (b) the amount such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Subsidiary Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Subsidiary Guarantors on such date, then such Subsidiary Guarantor shall be reimbursed by such other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Subsidiary Guarantors on such date.
          Section 1.4 Authorization; Other Agreements. The Agent is hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:
          (a) (i) modify, amend, supplement, renew, extend, increase the principal amount of and/or the rate of interest on, or otherwise change, (ii) accelerate or otherwise change the time, place, manner or term of payment of, or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Debt Document;
          (b) apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Debt Documents;
          (c) refund at any time any payment received by the Agent in respect of any Guaranteed Obligation;
          (d) (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral (as defined below) for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take, request, accept and hold additional Collateral to secure any Guaranteed Obligation or additional guarantees in respect of the Guaranteed Obligations, (iii) add, release or substitute any one or more other Guarantors, or any other guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv)

otherwise deal in any manner with the Borrower, any other Guarantor, and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof;
          (e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations; and
          (f) exercise any other rights available to it under the Loan Agreement and other Debt Documents.
          Section 1.5 Guaranty Absolute and Unconditional. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be discharged or otherwise affected by any circumstance other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor hereby agrees as follows:
          (a) the Agent may enforce this Agreement upon the occurrence of an Event of Default under the Loan Agreement notwithstanding any dispute between the Borrower and the Agent and/or any Lender with respect to the existence of such Event of Default;
          (b) the obligations of each Guarantor hereunder are independent of the Obligations of the Borrower under the Debt Documents and the obligations of any other guarantor (including any other Guarantor) of the Obligations of the Borrower under the Debt Documents, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not Guarantor is the alter ego of any of the Borrower and whether or not the Borrower is joined in any such action or actions;
          (c) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid, and if the Agent and/or any Lender is awarded a judgment in any suit brought to enforce any Guarantor’s obligations hereunder, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations; and
          (d) to waive and not to assert any claim, setoff, counterclaim or defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Agreement shall not be reduced, limited, impaired, discharged or terminated as a result of, or otherwise affected by, any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Agreement, in each case except as otherwise agreed in writing by the Agent):
     i. the invalidity or unenforceability of any obligation of the Borrower or any other Guarantor under any Debt Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of the Guaranteed Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part of them;
     ii. any rescission, waiver, amendment, modification of, or consent to departure from, any of the terms or provisions of any Debt Document or any agreement or instrument executed or delivered in connection therewith;
     iii. the absence of (A) any attempt to collect any Guaranteed Obligation or any part thereof from the Borrower or any other Guarantor or other action to enforce any of the same, (B) any action to enforce any Debt Document, any provision thereof, or any lien thereunder, or (C) any act to assert or enforce any claim, right, demand, power or remedy whether arising under any Debt Document, at law, in equity or otherwise;
     iv. the failure by any person to take any steps to perfect and maintain any lien on, or to preserve any rights with respect to, any Collateral;
     v. any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or interest thereon) in or as a result of any such proceeding;
     vi. any foreclosure, whether or not through judicial sale, and any other sale or transfer of Collateral or any election following the occurrence of an Event of Default by the Agent to proceed separately against any Collateral in accordance with the Agent’s rights under any applicable law;
     vii. any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries, in each case other than the payment in full of the Guaranteed Obligations; or
     viii. diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (A) any demand for payment or performance and protest and notice of protest; (B) any notice of acceptance; (C) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable, (D) any other notice in respect of the Guaranteed Obligations or any part of them, (E) any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor and (F) any defense based on Agent’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence or willful misconduct as determined by a final determination by a court of competent jurisdiction. Each Guarantor further unconditionally and irrevocably agrees not to (X) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Borrower or any other Guarantor by reason of any Debt

Document or any payment made thereunder or (Y) assert any claim, defense, setoff or counterclaim it may have against any other Loan Party or set off any of its obligations to such other Loan Party against obligations of such Loan Party to such Guarantor.
          Section 1.6 Subordination of Other Indebtedness. Any Indebtedness of the Borrower or any other Loan Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness of any such Borrower or such other Loan Party to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Agent on behalf of the Finance Parties and shall forthwith be paid over to Agent for the benefit of the Finance Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Agreement; provided that prior to the occurrence of an Event of Default, Guarantors may borrow, repay and reborrow intercompany Indebtedness to the extent such intercompany Indebtedness is permitted under Section 7.2 of the Loan Agreement.
          Section 1.7 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that the Agent shall not have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event the Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, the Agent shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that the Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.
          Section 1.8 Continuing Guaranty. This guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this guaranty as to future transactions giving rise to any Guaranteed Obligations.
ARTICLE II
SECURITY AGREEMENT; PROVISIONS RELATING TO
ACCOUNTS COLLATERAL AND INVENTORY COLLATERAL
          Section 2.1 Grant of Security Interest. As security for the prompt payment and performance of the Guaranteed Obligations whether at stated maturity, by acceleration or otherwise, each Guarantor hereby grants, pledges and assigns to Agent, on behalf of the Finance Parties, a continuing first priority lien (subject only to Permitted Liens) on and security interest in, upon, and to, all right, title and interest in and to any and all property and interests in property of each Guarantor whether now owned or hereafter owned, created, acquired or arising, and regardless of where located, including, without limitation, all of the following properties and interests in properties (collectively, the “Collateral”):
          (a) all Accounts;

          (b) all Chattel Paper (whether tangible or electronic);
          (c) all Commercial Tort Claims, as more particularly described in the Perfection Certificate (as may be amended or supplemented from time to time);
          (d) all Deposit Accounts;
          (e) all cash and Cash Equivalents
          (f) all Documents;
          (g) all Equipment;
          (h) all Fixtures;
          (i) all Goods;
          (j) all Instruments;
          (k) all Inventory;
          (l) all Letter-of-Credit Rights and letters of credit;
          (m) all General Intangibles, Payment Intangibles and other rights to payment, including, without limitation, all Rights to Payment (as defined in Section 2.2) and all Indebtedness owing to such Guarantor from another Loan Party (which Indebtedness must be evidenced by way of a global intra-group note on or before the Closing Date), including all right, title and interest of such Guarantor in instruments evidencing any Indebtedness owed to such Guarantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time (such Indebtedness collectively, the “Pledged Debt”);
          (n) all Investment Property and Financial Assets, including, without limitation, 100% of the shares of the outstanding capital stock or other equity interests, of any class, of each Subsidiary of such Guarantor and all certificates evidencing the same (collectively, the “Pledged Securities”, and together with the Pledged Debt, the “Pledged Collateral”), together with, in each case:
     (i) all shares, securities, stock, equity interests, moneys or property representing a dividend on any of the Pledged Securities, or representing a distribution or return of capital upon or in respect of the Pledged Securities, or resulting from a split-up, revision, reclassification or other like change of the Pledged Securities or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Securities, and
     (ii) without affecting the obligations of such Guarantor under any provision prohibiting such action hereunder, in the event of any consolidation or merger in which the issuer of any Pledged Security is not the surviving entity, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is such Guarantor itself or the Borrower), or all other stock, as applicable, formed by or resulting from such consolidation or merger (the Pledged Securities, together with all other certificates, shares, securities, Stock, properties or moneys as may from time to time be pledged hereunder pursuant to this clause (ii) and clause (i) above being herein collectively called the “Securities Collateral”);
          (o) all Contracts and other contract rights (including, without limitation, rights under any lease, license or other agreements);
          (p) all cash, royalty fees, other proceeds, accounts and general intangibles that consist of rights of payment to or on behalf of a Loan Party or proceeds from the sale, licensing or other disposition of all or any part of, or rights in, the Intellectual Property (as defined in Section 2.2) by or on behalf of a Loan Party (collectively, “Rights to Payment”);
          (q) all Securities Entitlements;
          (r) all Software;
          (s) all other tangible and intangible personal property whatsoever of such Guarantor; and
          (t) all Proceeds, Supporting Obligations, products, insurance claims, offspring, accessions, rents, profits, income, benefits, additions, attachments, accessories, substitutions and replacements of, to, arising out of or related to any of the Collateral and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other documents (including, without limitation, all tapes, cards, computer runs and other documents and documents in the possession or under the control of such Guarantor or any computer bureau or service company from time to time acting for such Guarantor);
provided, however, this grant is subject to the limitations set forth in Section 2.2.
          Unless otherwise specified herein, the following terms have the meanings ascribed to them in the UCC (as defined below), provided, that if such term shall be defined differently in multiple divisions or articles of the UCC, the definitions for such terms specified in Article or Division 9 of the UCC shall control: “Accounts”, “Account Debtor”, “Chattel Paper”, “Commercial Tort Claims”, “Contracts”, “Deposit Accounts”, “Documents”, “Equipment”, “Financial Asset” “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Payment Intangible”, “Proceeds”, “Securities”, “Securities Account”, “Security Entitlement”, “Software” and “Supporting Obligations”. As used herein, “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable requirement of law, any of the attachment, perfection or priority of the Agent’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

          Section 2.2 Exceptions to the Grant of Security Interest. Notwithstanding anything herein to the contrary, in no event shall the Collateral include (a) any intellectual property arising anywhere in the world owned or licensed by any Loan Party, which shall be defined as any and all copyright, trademark (and goodwill associated with such trademarks), servicemark (and goodwill associated with such servicemarks), patent, design right, software, trade secret and intangible rights of a Loan Party and any applications, registrations, claims, products, awards, judgments, amendments, renewals, extensions, improvements, continuations, reissues, reexaminations or divisions and insurance claims related thereto (collectively, “Intellectual Property”) now owned or licensed or hereafter acquired or licensed, or any claims for damages by way of any past, present or future infringement of any of the foregoing; provided, however, that the Collateral shall include all Rights to Payment, or (b) any lease, license, contract, property rights or agreement to which any Guarantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of such Guarantor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in clause (b)(i) or (b)(ii) above. Notwithstanding the foregoing, to the extent it is necessary under applicable law in any bankruptcy or insolvency proceeding involving a Loan Party for Agent (on behalf of the Finance Parties) to have a security interest in the underlying Intellectual Property in order for Agent to have (i) a security interest in the Rights to Payment and (ii) a security interest in any payments with respect to Rights to Payment that are received after the commencement of such bankruptcy or insolvency proceeding, then the Collateral shall automatically, and effective as of the date hereof, include the Intellectual Property to the extent necessary to permit attachment and perfection of Agent’s security interest (on behalf of the Finance Parties) in the Rights to Payment and any payments in respect thereof that are received after the commencement of any bankruptcy or insolvency proceeding. Agent hereby agrees on behalf of the Finance Parties that, if Agent obtains a security interest in the Intellectual Property pursuant to the immediately preceding sentence, Agent will not exercise any remedies (under the UCC or otherwise) with respect to the Intellectual Property (other than remedies with respect to Rights to Payment or any other proceeds of the Intellectual Property).
          Section 2.3 Security Agreement. This Agreement shall constitute a security agreement as that term is used in the Uniform Commercial Code in effect in the jurisdiction(s) in which each Guarantor is organized and in the jurisdiction(s) in which the Collateral is situated. Each Finance Party and each Guarantor agrees that the Perfection Certificate (as may be amended or supplemented from time to time) and all descriptions of Collateral, schedules, amendments and supplements thereto are and shall at all time remain a part of this Agreement.
          Section 2.4 Termination of Security Interest. Subject to Section 11.10 of the Loan Agreement, Agent’s lien on the Collateral (on behalf of the Finance Parties) shall continue until all of the Obligations are indefeasibly repaid in full in cash, all of the Commitments under the Loan Agreement are terminated, and the Loan Agreement shall have been terminated (the “Termination Date”). Upon the Termination Date, Agent shall, at Loan Parties’ sole cost and expense and without any recourse, representation or warranty, release its liens in the Collateral, and all rights remaining therein, if any, shall revert to Loan Parties.
ARTICLE III
REPRESENTATIONS AND WARRANTIES; COVENANTS
          To induce the Agent and the Lenders to enter into the Debt Documents, each Guarantor hereby represents, warrants and covenants to the Agent and the Lenders, for as long as any Obligation or Commitment remains outstanding, as follows:
          Section 3.1 Representations Warranties and Covenants of Loan Agreement.
          (a) Each of the representations and warranties as to such Guarantor made by the Borrower or such Guarantor in Article 5 (Representations and Warranties of Loan Parties) of the Loan Agreement are true and correct on each date as required by the Loan Agreement.
          (b) Each Guarantor shall comply with all covenants and other provisions applicable to it under the Loan Agreement.
          Section 3.2 Due Organization and Authorization. Each Guarantor’s exact legal name (as set forth on the public record of such jurisdiction of organization that shows such Guarantor to have been organized) is as set forth in the Perfection Certificate (as may be amended or supplemented from time to time) and each Guarantor is, and will remain, duly organized, existing and in good standing under the laws of the State of its organization as specified in the Perfection Certificate (as may be amended or supplemented from time to time), has its chief executive office at the location specified in the Perfection Certificate (as may be amended or supplemented from time to time), and is, and will remain, duly qualified and licensed in every jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and licensed could not reasonably be expected to have a Material Adverse Effect. This Agreement and the other Debt Documents have been duly authorized, executed and delivered by each Guarantor and constitute legal, valid and binding agreements enforceable in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and the time barring of claims and defenses of set-off or counterclaim. The execution, delivery and performance by each Guarantor of each Debt Document executed or to be executed by it is in each case within such Guarantor’s powers. Within five years before the date of this Agreement, no Guarantor has conducted business under or used any other name (whether corporate, partnership or assumed) other than as shown on the Perfection Certificate (as may be amended or supplemented from time to time). Each trade name of each Guarantor represents a division or trading style of such Guarantor and not a separate person or independent Affiliate.
          Section 3.3 Changes to Name, Location, Jurisdiction. No Guarantor shall, and no Guarantor shall permit any of its Subsidiaries to, (a) change its name or its state of organization, (b) relocate its chief executive office without 30 days prior written notification to Agent, (c) engage in any business other than or reasonably related or incidental to the businesses currently engaged in by such Guarantor or Subsidiary, (d) cease to conduct business substantially in the manner conducted by such Guarantor or Subsidiary as of the date of this Agreement or (e) change its fiscal year end, except on at least 30 days prior written notice to Agent.

          Section 3.4 Consents. No filing (other than filings of UCC financing statements in respect of any Debt Document), registration, qualification with, or approval, consent or withholding of objections from, any governmental authority or instrumentality or any other entity or person with respect to the entry into, or performance by any Guarantor, of any of the Debt Documents.
          Section 3.5 No Conflicts . The entry into, and performance by each Guarantor of, this Agreement and the other Debt Documents will not (a) violate any of the constituent or organizational documents of such Guarantor, (b) violate any material law, rule, regulation, order, award or judgment applicable to such Guarantor, or (c) result in any breach of or constitute a default under, or result in the acceleration of any obligation or creation of any lien, claim or encumbrance on any of such Guarantor’s property (except for liens in favor of the Agent or Security Trustee) pursuant to, any indenture, mortgage, deed of trust, bank loan, credit agreement, or other Material Agreement to which such Guarantor is a party.
          Section 3.6 Indebtedness. Except as described on the Perfection Certificate (as may be amended or supplemented from time to time) or as permitted under the Debt Documents, no Guarantor has any Indebtedness, including, without limitation, any outstanding guarantees for the obligations of, or any outstanding borrowings from, any other person.
          Section 3.7 Solvency. Both before and after giving effect to each Term Loan, the transactions contemplated in the Loan Agreement, and the payment and accrual of all transaction costs in connection with the foregoing, each Guarantor is and will be Solvent.
          Section 3.8 Title; No Other Liens; Locations . Each Guarantor is, and will remain, the sole and lawful owner, and in possession of (other than Collateral out for maintenance, repair or in-transit between locations specified on the Perfection Certificate (as may be amended or supplemented from time to time), the value for which at any time shall not be, in the aggregate, greater than $50,000), the Collateral, and has the sole right and lawful authority to grant the security interest described herein. The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except as permitted by Section 5.7 of the Loan Agreement. The real estate listed on the Perfection Certificate (as may be amended or supplemented from time to time) constitutes all of the real property owned, leased or used by such Guarantor in its business and such Guarantor will not execute any material agreement or contract in respect to such real estate after the date of this Agreement without giving Agent prompt written notice thereof. As of the Closing Date, the only places of business of such Guarantor, and the places where it keeps and intends to keep all Collateral (other than Collateral out for maintenance, repair or in-transit between locations specified on the Perfection Certificate (as may be amended or supplemented from time to time), the value for which at any time shall not be, in the aggregate, greater than $50,000) and records concerning the Collateral, are at the addresses set forth on the Perfection Certificate (as may be amended or supplemented from time to time). No Collateral is held by any bailee or warehouseman for which such bailee or warehouseman has issued a negotiable document (as defined in Section 7-104 of the UCC or any similar section under any equivalent UCC).
          Section 3.9 Deposit Accounts.
          (a) No Guarantor has any Deposit Accounts, Securities Accounts or other bank or investment accounts except as described on the Perfection Certificate (as may be amended or supplemented from time to time).

          (b) As of the Closing Date, each Guarantor is the sole entitlement holder or account holder, as applicable, of each of the Securities Accounts and Deposit Accounts set forth on the Perfection Certificate (as may be amended or supplemented from time to time) under the heading “Investment Property; Instruments; Accounts”, and such Guarantor has not consented to, and is not otherwise aware of, any person (other than the Agent) having “control” (as used in this Section 3.9 “control” shall have the meaning provided under Sections 9-104 and 9-106 of the UCC or any similar sections under any equivalent UCC) over, or any other interest in, any such Securities Account or Deposit Account or any money deposited therein or any securities or other property credited thereto.
          (c) Other than with respect to deposit accounts used solely to fund payroll, withholding taxes or payroll taxes or any deposit accounts which are zero balance accounts or controlled disbursement accounts, each Guarantor has taken all actions reasonably necessary or desirable to establish the Agent’s control over any Securities Accounts and Deposit Accounts.
          (d) No Guarantor shall close or terminate any Securities Account or Deposit Account without the prior consent of the Agent and unless a successor or replacement account is existing or has been established with the consent of the Agent with respect to which successor or replacement account a control agreement has been entered into by the appropriate Guarantor, the Agent and securities intermediary or depository institution at which such successor or replacement account is to be maintained.
          (e) Prior to or concurrently with the establishment of any new Securities Account or Deposit Account, such Guarantor shall deliver to the Agent a notice of the existence and nature of such account, a supplement to the Perfection Certificate (as may be amended or supplemented from time to time) containing a specific description of such account and an Account Control Agreement entered into by the appropriate Guarantor, the Agent and the securities intermediary or depository institution at which such account is to be maintained, which Account Control Agreement shall comply with the requirements set forth in Section 7.10 of the Loan Agreement.
          Section 3.10 Investments; Pledged Collateral.
          (a) No Guarantor has any outstanding advances to, or owns or holds any equity or long-term debt investments in, any person, except as described on the Perfection Certificate (as may be amended or supplemented from time to time) or as expressly permitted under Section 7.7 of the Loan Agreement.
          (b) All Pledged Securities pledged by such Guarantor hereunder (i) are listed on the Perfection Certificate (as may be amended or supplemented from time to time) and constitute that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on the Perfection Certificate (as may be amended or supplemented from time to time), (ii) have been duly authorized, validly issued and are fully paid and nonassessable (other than Pledged Securities in limited liability companies and partnerships), and (iii) constitute the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with their terms. As of the Closing Date, any certificates evidencing such Pledged Securities have been delivered to the Agent.
          (c) The Pledged Debt pledged by such Guarantor hereunder (i) is listed on the Perfection Certificate (as may be amended or supplemented from time to time), (ii) with respect to any Loan Party, has been duly authorized and validly issued and delivered, as applicable, and (iii) with respect to any Loan Party, constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, and is not in default. As of the Closing Date, any instruments evidencing such Pledged Debt required to be delivered pursuant to the Loan Documents have been delivered to the Agent.
          (d) Upon the occurrence and during the continuance of an Event of Default, the Agent shall be entitled to exercise all of the rights of the Guarantor granting the security interest in any Pledged Collateral, and a transferee or assignee of such Pledged Collateral shall become a holder of such Pledged Collateral to the same extent as such Guarantor and with respect to the Pledged Securities, and shall be entitled to participate in the management of the issuer of such Pledged Securities and, upon the sale or other disposition by the Agent of the entire interest of such Guarantor, such Guarantor shall, by operation of law, cease to be a holder of such Pledged Securities. The Agent agrees that it shall endeavor to give written notice to the relevant Guarantor or Guarantors of its intent to exercise the rights described in this Section 3.10(d) prior to the exercise thereof.
          Section 3.11 Commercial Tort Claims.
          (a) To the best of any Guarantor’s knowledge after due inquiry, the only Commercial Tort Claims of any Guarantor existing on the date hereof for which the potential recovery reasonably exceeds $50,000 (regardless of whether the defendant or other material facts can actually be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened in writing or whether litigation has been commenced for such claims) are those listed on the Perfection Certificate (as may be amended or supplemented from time to time).
          (b) Each Guarantor, if it shall acquire any interest in any Commercial Tort Claim in excess of $50,000 individually (whether from another person or because such Commercial Tort Claim shall have come into existence) or, when combined with all other Commercial Tort Claims, in the aggregate, in excess of $100,000, (i) shall, promptly upon such acquisition, deliver to the Agent, in each case in form and substance reasonably satisfactory to the Agent, a notice of the existence and nature of such Commercial Tort Claim and a supplement to the Perfection Certificate (as may be amended or supplemented from time to time) containing a specific description of such Commercial Tort Claim, (ii) agrees that Section 2.1 shall apply to such Commercial Tort Claim and (iii) shall execute and deliver to the Agent, in each case in form and substance reasonably satisfactory to the Agent, any document, and take all other action, deemed by the Agent to be reasonably necessary or appropriate for the Agent to obtain, on behalf of the Finance Parties, a first priority perfected security interest in all Commercial Tort Claims.
          Section 3.12 Instruments and Tangible Chattel Paper.
          (a) No amount payable to any Guarantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Agent, properly endorsed for transfer, to the extent delivery is required below by Section 3.12(b);
          (b) If any amount payable under or in connection with any Collateral owned by such Guarantor shall be or become evidenced by an instrument or tangible chattel paper, other than such instrument delivered in accordance with Section 3.10 and in the possession of the Agent, such Guarantor shall mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent” and, at the request of the Agent, shall immediately deliver such instrument or tangible chattel paper to the Agent, duly indorsed in a manner satisfactory to the Agent.
          Section 3.13 Letter of Credit Rights. If any Guarantor is or becomes the beneficiary of any letter of credit that is not a supporting obligation of any Collateral, such Guarantor shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify the Agent thereof and enter into a contractual obligation with the Agent, the issuer of such letter of credit or any nominated person with respect to the Letter-of-Credit Rights under such letter of credit, which contractual obligation shall (A) assign such Letter of Credit Rights to the Agent, (B) be sufficient to grant the Agent control (within the meaning of Section 9-107 of the UCC or any similar section under any equivalent UCC) of such Letter of Credit Rights, and (C) be in form and substance reasonably satisfactory to the Agent.
          Section 3.14 Electronic Chattel Paper. If any amount under or in connection with any Collateral owned by such Guarantor shall be or become evidenced by electronic chattel paper, such Guarantor shall take all steps reasonably necessary to grant the Agent control (within the meaning of Section 9-105 of the UCC or any similar section under any equivalent UCC) of all such electronic chattel and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
          Section 3.15 Accounts Administration.
          (a) All data and other information relating to Accounts or other intangible Collateral shall at all times be kept by such Guarantor at its chief executive office listed in the Perfection Certificate (as may be amended or supplemented from time to time) or at the chief executive office of any other Loan Party as listed in the Perfection Certificate (as may be amended or supplemented from time to time) and, except in the ordinary course of business in which case Agent shall be promptly notified in writing no later than ten (10) Business Days after such move, shall not be moved from such locations without obtaining the prior written consent of Agent, which consent shall not be unreasonably withheld.
          (b) Each Guarantor shall keep satisfactory and complete records of its Accounts and all payments and collections thereon and sales thereof and shall submit to Agent on such periodic basis as Agent shall reasonably request a sales and collections report for the preceding period, in form and substance satisfactory to Agent.
          (c) Agent shall have the right at any time to notify Account Debtors that Accounts have been assigned to Agent.
          (d) No Guarantor has made, or will make, any agreement with any Account Debtor for any extension of the time for payment of the Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by such Guarantor in the ordinary course of its business consistent with its historical practices and, upon the occurrence and during the continuance of any Default or Event of Default, disclosed to Agent in writing.
          Section 3.16 Creation, Preservation and Perfection of Security Interests.

          (a) Subject to Section 5.7 of the Loan Agreement, the security interest granted to Agent hereby constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid first priority security interest in Collateral acquired after the date hereof.
          (b) At the discretion of the Agent, each Guarantor shall furnish all filings, certificates, documents and instruments reasonably necessary or desirable to perfect Agent’s security interest in the Collateral, including but not limited to any certificates evidencing the Securities Collateral and all UCC financing statements. Upon the reasonable request of Agent, each Guarantor shall furnish to Agent such further information, execute and deliver to Agent such additional documents and instruments (including, without limitation, additional UCC financing statements) and do such other acts and things as Agent may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, each Guarantor shall cooperate and do all acts deemed reasonably necessary or advisable by Agent to continue a perfected first priority security interest in the Collateral, subject only to Permitted Liens, and shall obtain and furnish to Agent any subordinations, releases, landlord waivers, lessor waivers, mortgage waivers, or control agreements, and similar documents as may be from time to time reasonably requested by, and in form and substance satisfactory to, Agent. Each Guarantor authorizes Agent to file financing statements in all reasonably appropriate jurisdictions and amendments thereto describing the Collateral as “all assets”, or words of similar import, and containing any other information required by the applicable UCC to perfect Agent’s security interest granted hereby. Each Guarantor irrevocably grants to Agent the power to sign such Guarantor’s name and generally to act on behalf of such Guarantor to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral, and obtain and promptly deliver to Agent such certificate showing the lien of this Agreement with respect to the Collateral.
          (c) No Guarantor shall grant “control” (within the meaning of Sections 8-106, 9-104, 9-105, 9-106, 9-107 of the UCC, as applicable, or any similar sections under any equivalent UCC) of any Collateral to any person other than the Agent.
          (d) No Guarantor shall (i) use or permit any Collateral to be used unlawfully or in violation of any provision of any Debt Document or any requirement of law in each case in any material respect or in any way that would adversely affect any policy of insurance covering such Collateral or (ii) enter into any contractual obligation or undertaking restricting the right or ability of such Guarantor or the Agent to Transfer any Collateral if such restriction would have a Material Adverse Effect.
          Section 3.17 Post-Closing Obligations. Within ten (10) days after the date hereof (or such longer period approved by Agent in its absolute discretion), the Guarantors shall deliver to the Agent written waivers by all Loan Parties to any restrictions on assignment in any intercompany leases or other intercompany agreements (other than with respect to any intercompany licenses or other intercompany agreements related to Intellectual Property), and failure to comply with this obligation shall constitute an immediate Event of Default.

ARTICLE IV
REMEDIAL PROVISIONS
          Section 4.1 UCC and Other Remedies.
          (a) UCC Remedies. During the continuance of an Event of Default, the Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Guaranteed Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.
          (b) Disposition of Collateral. Without limiting the generality of the foregoing, the Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as required by applicable law) to or upon any Guarantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by applicable law), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment in a court of competent jurisdiction or giving any Guarantor or any other person notice or opportunity for a hearing on the Agent’s claim or action, (ii) collect, receive, appropriate, remove and realize upon any Collateral or store the Collateral on the premises, (iii) Transfer or grant an option or options to purchase and deliver all or any part of any Collateral (and enter into contractual obligations to do any of the foregoing), in one or more parcels at a public or private sale or sales, at any exchange, broker’s board or office of Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk and (iv) apply the proceeds from any disposition of the Collateral to the Obligations in accordance with Section 8.4 of the Loan Agreement. Notwithstanding the foregoing, the Agent’s rights under this paragraph are subject to the applicable limitations under federal law and regulations. The Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable requirements of law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Guarantor, which right or equity is hereby waived and released. Each Guarantor agrees that any notice that Agent is required to give to a Guarantor under the UCC of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given in accordance with this Agreement at least ten (10) days prior to such action.
          (c) Management of the Collateral. Each Guarantor further agrees, that, during the continuance of any Event of Default, (i) at the Agent’s request, it shall assemble the Collateral and make it available to the Agent at places that the Agent shall reasonably select, whether at such Guarantor’s premises or elsewhere, (ii) without limiting the foregoing, the Agent also has the right to require that each Guarantor store and keep any Collateral pending further action by the Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Agent is able to Transfer any Collateral, the Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Agent, (iv) the Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Agent’s remedies (for the benefit of the Finance Parties), with respect to such appointment without prior notice or hearing as to such appointment and (v) the Agent may render any or all of the Collateral unusable at a Loan Party’s premises and may dispose of such Collateral on the premises without liability for rents or costs. The Agent shall not have any obligation to any Guarantor to maintain or preserve the rights of any Guarantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Agent.
          (d) Application of Proceeds. The Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 4.1 in accordance with the Loan Agreement.
          (e) Direct Obligation. Neither the Agent nor any Lender shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Guarantor, any other Loan Party or any other person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Agent and the Lenders under any Debt Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any requirement of law. To the extent it may lawfully do so, each Guarantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.
          (f) Commercially Reasonable. To the extent that applicable requirements of law impose duties on the Agent to exercise remedies in a commercially reasonable manner, each Guarantor acknowledges and agrees that it is not commercially unreasonable for the Agent to do any of the following:
     (i) fail to incur significant costs, expenses or other liabilities reasonably deemed as such by the Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;
     (ii) fail to obtain permits, or other consents, for access to any Collateral or for the collection or transfer of any Collateral, or, if not required by other requirements of law, fail to obtain permits or other consents for the collection or disposition of any Collateral;
     (iii) fail to exercise remedies against account debtors or other persons obligated on any Collateral or to remove liens on any Collateral or to remove any adverse claims against any Collateral;
     (iv) advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Guarantor, for expressions of interest in acquiring any such Collateral;
     (v) exercise collection remedies against account debtors and other persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;
     (vi) dispose of assets in wholesale rather than retail markets;
     (vii) disclaim disposition warranties, such as title, possession or quiet enjoyment; or
     (viii) purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of any Collateral or to provide to the Agent a guaranteed return from the collection or disposition of any Collateral.
Each Guarantor acknowledges that the purpose of this Section 4.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 4.1. Without limitation upon the foregoing, nothing contained in this Section 4.1 shall be construed to grant any rights to any Guarantor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable requirements of law in the absence of this Section 4.1.
          Section 4.2 Accounts and Payments in Respect of General Intangibles and Instruments.
          (a) In addition to, and not in substitution for, any similar requirement in the Loan Agreement, at any time during the continuance of an Event of Default (whether or not any such Event of Default has resulted in acceleration pursuant to Section 8.2 of the Loan Agreement), the Agent shall have the following rights and remedies:
     i. Any payment of Accounts or payment in respect of General Intangibles, when collected by any Guarantor, shall be held in trust for the Agent and segregated from such other funds of such Guarantor and shall be turned over to the Agent, or to such other bank or person as may be approved by the Agent, within two (2) Business Days immediately upon receipt in the identical form received.
     ii. Each Guarantor shall deliver to the Agent all original and other documents evidencing, and relating to, the contractual obligations and transactions that gave rise to any Account or any payment in respect of General Intangibles, including all original orders, invoices and shipping receipts.
     iii. Any of the Agent’s officers, employees or agents shall have the right, at any time or times hereafter, in the name of the Agent or any designee of the Agent, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone or otherwise, including, but not limited to, verification of each Guarantor’s compliance with applicable laws. Each Guarantor shall cooperate fully with Agent in an effort to facilitate and promptly conclude such verification process. Such verification may include contacts between Agent and applicable federal, state and local regulatory authorities having jurisdiction over any Guarantor’s affairs, all of which contacts each Guarantor hereby irrevocably authorizes.
     iv. The Agent may limit or terminate the authority of a Guarantor to collect its Accounts or amounts due under General Intangibles or Instruments or any part thereof and, in its own name or in the name of others, communicate with Account Debtors to verify with them to the Agent’s satisfaction the existence, amount and terms of any Account or amounts due under any General Intangible or Instrument.
     v. The Agent shall have the right at any time to (A) notify any Account Debtor of any Guarantor or any obligor on any Instrument that such Accounts, General Intangibles and Instruments, as applicable, have been assigned to the Agent and that payments in respect thereof shall be made directly to Agent (for the benefit of the Finance Parties) (and once such notice has been given to an Account Debtor, such Guarantor shall not give any contrary instructions to such Account Debtor without Agent’s prior written consent) and (B) enforce such Guarantor’s rights against such Account Debtors and obligors of Accounts, General Intangibles and Instruments.
          (b) Anything herein to the contrary notwithstanding, each Guarantor shall remain liable under each Account and each payment in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Agent nor any Lender shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of any Debt Document or the receipt by the Agent or any Lender of any payment relating thereto, nor shall the Agent or any Lender be obligated in any manner to perform any obligation of any Guarantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
          Section 4.3 Pledged Collateral.
          (a) Voting Rights. During the continuance of an Event of Default, upon notice by the Agent to the relevant Guarantor or Guarantors, the Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Agent shall have no duty to any Guarantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
          (b) Proxies. During the continuance of an Event of Default, in order to permit the Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Guarantor shall promptly execute and deliver (or cause to be executed and delivered) to the Agent all such proxies, dividend payment orders and other instruments as the Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Guarantor hereby grants to the Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any Transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Guaranteed Obligations.
          (c) Authorization of Issuers. Each Guarantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Guarantor, each issuer of any Pledged Collateral pledged hereunder by such Guarantor to (i) comply with any instruction received by it from the Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Guarantor agrees that such issuer shall be fully protected from liabilities to such Guarantor in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Agent.
          Section 4.4 Proceeds to be Turned over to and Held by Agent. Except as otherwise provided in the Loan Agreement or this Agreement, all proceeds of any Collateral received by any Guarantor hereunder in cash or Cash Equivalents shall be held by such Guarantor in trust for the Agent and the Lenders, segregated from other funds of such Guarantor, and shall, promptly upon receipt by any Guarantor, be turned over to the Agent in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral received by the Agent in cash or Cash Equivalents shall be held by the Agent as collateral security for the Guaranteed Obligations and shall not constitute payment thereof until applied as provided in Section 8.4 of the Loan Agreement.
          Section 4.5 Remedial Provisions.
          (a) Upon the occurrence and during the continuance of an Event of Default, Agent and its attorneys may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Pledged Collateral), and Agent may also, without demand, advertisement or notice of any kind (other than the notice specified below relating to a public or private sale), sell the Pledged Collateral or any part thereof in one or more portions at one or more public or private sales or dispositions, at any exchange, broker’s board or at any of Agent’s offices (or those of Agent’s attorneys) or elsewhere, for cash, on credit, or for future delivery, at such price or prices and upon such other terms as Agent deems advisable. The Guarantor agrees that, to the extent notice of sale shall be required by law, a reasonable authenticated notification of disposition shall be given at least ten (10) days prior to any such sale and such notice shall (i) describe Agent and Guarantor, (ii) describe the Pledged Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that the Guarantor is entitled to an accounting of the Obligations, as the case may be, and state the charge, if any, for an accounting, and (v) state the time and place of any public disposition or the time after which any private sale is to be made; provided, that no notification need be given to the Guarantor if it has authenticated after default a statement renouncing or modifying any right to notification of sale or other intended disposition. At any sale of the Pledged Collateral, if permitted by law, Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Pledged Collateral or any portion thereof free of any right or equity of redemption in the Guarantor. Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
          (b) Each Guarantor recognizes that the Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933 (the “Securities Act”) or applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Guarantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.
          (c) Each Guarantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral (other than public sales under the provisions of the Securities Act and any applicable state or foreign securities law) valid and binding and in compliance with all applicable requirements of law. Each Guarantor further agrees that a breach of any covenant contained in this 0 will cause irreparable injury to the Agent and other Secured Parties, that the Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this 0 shall be specifically enforceable against such Guarantor, and such Guarantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Loan Agreement.
          Section 4.6 Appointment of Agent. Effective only upon the occurrence and during the continuance of an Event of Default, each Guarantor hereby irrevocably appoints Agent (and any of Agent’s designated officers or employees) as such Guarantor’s true and lawful attorney to: (i) endorse such Guarantor’s name on any checks or other forms of payment or security that may come into Agent’s possession; (ii) settle and adjust disputes and claims respecting such Guarantor’s Accounts directly with Account Debtors, for amounts and upon terms which Agent determines to be reasonable; and (iii) do such other and further acts and deeds in the name of such Guarantor that Agent may deem necessary or desirable to enforce its rights in or to any of the Collateral (on behalf of the Finance Parties). The appointment of Agent as each Guarantor’s attorney in fact is a power coupled with an interest and is irrevocable until the Termination Date.
          Section 4.7 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Guaranteed Obligations and the fees and disbursements of any attorney employed by the Agent or any Lender to collect such deficiency.
ARTICLE V
MISCELLANEOUS
          Section 5.1 Reinstatement. Each Guarantor agrees that, if any payment made by any Loan Party or other person and applied to the Guaranteed Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, if, prior to any of the foregoing, any provision of this Agreement (including the guaranty of such Guarantor hereunder) shall have been terminated, cancelled or surrendered, such provision, and any lien or other Collateral securing such Guarantor’s liability hereunder that may have been released or terminated by virtue of such termination, cancellation or surrender, shall be reinstated in full force and effect and such prior termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of any lien or other Collateral securing such obligation or the amount of such payment.
          Section 5.2 Independent Obligations. The obligations of each Guarantor hereunder are independent of and separate from the Guaranteed Obligations. If any Guaranteed Obligation is not paid when due, or upon any Event of Default, the Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of any Obligation or Guaranteed Obligation then due, without first proceeding against any other Guarantor or any other Loan Party and without first joining any other Guarantor or any other Loan Party in any proceeding.
          Section 5.3 No Waiver by Course of Conduct. The Agent shall not, by any act (except by a written instrument pursuant to Section 11.9 of the Loan Agreement), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Agent would otherwise have on any future occasion.

          Section 5.4 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.9 of the Loan Agreement.
          Section 5.5 Additional Guarantors. If, at the option of the Borrower or as required pursuant to the Loan Agreement, the Borrower shall cause any Subsidiary that is not a Guarantor to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Agent a Joinder Agreement substantially in the form of Annex 1 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto as of the date hereof.
          Section 5.6 Notices. All notices, requests and demands to or upon the Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 11.2 of the Loan Agreement.
          Section 5.7 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Agent and its successors and assigns; provided, however, that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent.
          Section 5.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
          Section 5.9 Interpretation. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein,” “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Article, Section or clause refer to the appropriate Annex to, or Article, Section or clause of this Agreement. The Recitals hereto are incorporated in and made a part of this Agreement to the same extent as if set forth in full herein.
          Section 5.10 Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.
          Section 5.11 Payments; Foreign Currency Indemnity. Any payments made by any Guarantor under this Agreement shall be made in accordance with the requirements set forth in Sections 2.3(e), 10.2 and 10.3 of the Loan Agreement.
          Section 5.12 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          Section 5.13 Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.
          Section 5.14 Service of Process. Each Guarantor hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Agreement by any means permitted by applicable requirements of law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address set forth on the signature pages to the Loan Agreement (and shall be effective when such mailing shall be effective, as provided in Section 11.2 of the Loan Agreement). Each Guarantor agrees that a final non-appealable judgment in a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          Section 5.15 Non-Exclusive Jurisdiction. Nothing contained in this Section 5.15 shall affect the right of any Finance Party to serve process in any other manner permitted by applicable requirements of law or commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.
          Section 5.16 Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any suit, action or proceeding with respect to, or directly or indirectly arising out of, under or in connection with, any Debt Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (A) certifies that no other party and no Related Person of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this agreement by the mutual waivers and certifications in this Section 5.16.
          Section 5.17 Conflicts. In the event of any conflict between the terms of this Agreement and that certain Australian Group Charge, dated as of the date hereof, by Peplin and certain other guarantors under the Loan Agreement, in favor of the Security Trustee (the “Group Charge”), with respect to any Collateral of Peplin that is the subject of the Group Charge, the Group Charge shall govern with respect to such Collateral.
[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

GUARANTORS: PEPLIN, INC., a Delaware corporation
By:	/s/ Philip Moody
	Name:	Philip Moody
	Title:	Chief Financial Officer

PEPLIN OPERATIONS USA, INC., a California corporation
By:	/s/ Philip Moody
	Name:	Philip Moody
	Title:	Chief Financial Officer

ACCEPTED AND AGREED
as of the date first above written:
GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent

By:	/s/ Jason Dufour
Name: Jason Dufour
Title: Duly Authorized Signatory

ANNEX 1
TO
GUARANTY,PLEDGE AND SECURITY AGREEMENT
FORM OF JOINDER AGREEMENT
          This JOINDER AGREEMENT, dated as of                      , 20                    , is delivered pursuant to Section 5.5 of the Guaranty, Pledge and Security Agreement, dated as of December 28, 2007, by PEPLIN, INC., PEPLIN OPERATIONS USA, INC. and the Affiliates of Borrower from time to time party thereto as Guarantors in favor of the General Electric Capital Corporation, as Agent (the “Guaranty”). Capitalized terms used herein without definition are used as defined in the Guaranty.
          By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 5.5 of the Guaranty, hereby becomes a party to the Guaranty as a Guarantor thereunder with the same force and effect as if originally named as a Guarantor therein and, without limiting the generality of the foregoing, expressly assumes all obligations and liabilities of a Guarantor thereunder and hereby agrees to be bound as a Guarantor for purposes thereof.
          The undersigned hereby represents and warrants that each of the representations and warranties contained in Article III of the Guaranty applicable to it is true and correct on and as the date hereof as if made on and as of such date.
          IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]
By:
Name:
Title:

A1-1

ACKNOWLEDGED AND AGREED
as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent
By:
Name:
Title:

A1-2